CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Xstream Mobile Solutoins Corp. for the quarter ended September 30, 2008, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Annual Report on Form 10-K of Xstream Mobile Solutions Corp. for the year ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Annual Report on Form 10-K for the year ended September 30, 2008, fairly presents in all material respects, the financial condition and results of operations of Xstream Mobile Solutions Corp..

By:	/s/ Michael See
Name:	Michael See
Title:	Principal Executive Officer and Director
Date:	June 10, 2009
By:	/s/ Joseph Johns, III
Name:	Joseph Johns, III
Title:	Principal Financial Officer
Date:	June 10, 2009